Exhibit 99.1

FOR IMMEDIATE RELEASE

INTRICON REPORTS 2008 FIRST-QUARTER RESULTS

Focus on Enhancing Mobility and Effectiveness of Body-Worn Devices

Fuels Sales Gain

ST. PAUL, Minn. — April 24, 2008 — IntriCon Corporation (NASDAQ: IIN), a designer, developer, manufacturer and distributor of body-worn medical and electronics devices, today announced financial results for its 2008 first quarter ended March 31, 2008.

For the first quarter, the company reported net sales of $16.6 million, a 14 percent increase from net sales of $14.6 million for the 2007 first quarter. Due chiefly to higher sales and gross margins, IntriCon delivered first-quarter net income of $150,000, or $0.03 per diluted share, up from net income of $28,000, or $0.01 per diluted share, for the year-ago period. Included in the 2008 first-quarter results are net sales of $1.6 million from the May 2007 acquisition of Tibbetts Industries.

“Strong gains in professional audio and medical fueled our double-digit first-quarter sales growth, as well as our significant bottom-line gain,” said Mark S. Gorder, president and chief executive officer of IntriCon. “Our focus on enhancing the mobility and effectiveness of body-worn devices drove this increase, particularly in professional audio. We’re very pleased with the great start to 2008, especially given that our first quarter historically has been our slowest.

“Across our core markets, we’re continuing to leverage our proprietary technology to meet the demand for smaller, more advanced devices. And by incorporating low-power wireless capabilities on a body-worn platform, we believe we’re positioned to gain market share and further grow our business.”

Business Update

For the first quarter, net sales for IntriCon’s core businesses increased 19 percent over the prior year. Net sales for the company’s non-core electronics business decreased 15 percent from the year-earlier period. Company wide, gross margins rose to 23 percent for the first quarter from 22 percent a year ago. Total operating income was up 89 percent from the year-ago three-month period.

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IntriCon Corporation 2008 First-Quarter Results

April 24, 2008

Said Gorder, “Over the past two years, we’ve made significant and tangible strides that position us for success as the body-worn device company. Through an acquisition, strategic partnerships and IntriCon-driven research and development, we believe we’ve created the opportunity to develop new miniature, wireless, ultra low-power devices—and that will be a key initiative for us going forward.”

According to Gorder, IntriCon’s recently launched ultra-low power (ULP) Bodynet™ technology offers customers wireless connectivity for the entire body. The company’s nanoDSP™ (digital signal processing) technology provides ULP DSP-based products that can be customized for a range of applications. Management believes both Bodynet and nanoDSP hold significant potential for both the hearing health and professional audio markets, and when combined with IntriCon’s new bio-telemetry expertise—gained through a recent strategic alliance with Advanced Medical Electronics Corp. (AME)—can be leveraged across the company’s medical business.

Said Gorder, “Increasingly, the medical industry is looking for wireless, low-power capabilities in their devices. We firmly believe that our exclusive access to AME’s technology will allow us to develop new bio-telemetry devices that better connect patients and caregivers, providing critical information and feedback.”

IntriCon continues its emphasis on investing in R&D—to develop new products and technology, and further enhance its current product portfolio.

Concluded Gorder, “We are committed to connecting people and devices through our proprietary body-worn technology. To that end, our goals for the year remain constant. They are to: gain additional traction and market share in hearing health; further advance our professional audio product offering; develop new bio-telemetry medical applications; and continue to deliver low double-digit sales growth and improving gross margins.”

About IntriCon Corporation

Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops and manufactures miniature and micro-miniature body-worn medical and electronics products. The company is focused on three key markets: medical, hearing health, and professional audio and communications. IntriCon has facilities in the United States, Asia and Europe. The company’s common stock trades under the symbol “IIN” on the NASDAQ Stock Market. For more information about IntriCon, visit www.intricon.com.

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IntriCon Corporation 2008 First-Quarter Results

April 24, 2008

Forward-Looking Statements

Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology such as “may”, “will”, “believe”, “expect”, “should”, “optimistic” or “continue” or the negative thereof or other variations thereon are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934 as amended. These forward-looking statements include, without limitation, statements concerning the benefits of AME’s technology, prospects in the miniature body-worn device arena, future growth and expansion, future financial condition and performance, prospects and the positioning of IntriCon to compete in chosen markets. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond IntriCon’s control, and may cause IntriCon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include, without limitation, risks related to the Tibbetts acquisition, including unanticipated liabilities and expenses, the risk that IntriCon may not be able to achieve its long-term strategy, weakening demand for products of the company due to general economic conditions, possible non-performance of developing technological products, the volume and timing of orders received by the company, changes in the mix of products sold, competitive pricing pressures, availability of electronic components for the company’s products, ability to create and market products in a timely manner, competition by competitors with more resources than the company, foreign currency risks arising from the company’s foreign operations and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2007. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Contacts
At IntriCon:	At Padilla Speer Beardsley:
Scott Longval, CFO	Matt Sullivan/Marian Briggs
651-604-9526	612-455-1700
slongval@intricon.com	msullivan@psbpr.com / mbriggs@psbpr.com

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IntriCon Corporation 2008 First-Quarter Results

April 24, 2008

IntriCon Corporation

Consolidated Condensed Statements of Operations

(Unaudited)

	Three Months Ended
	March 31, 2008	March 31, 2007
Sales, net	$16,591,380	$14,579,267

Costs of sales	12,746,689	11,368,010

Gross profit	3,844,691	3,211,257

Operating expenses:
Selling expense	996,226	842,766
General and administrative expense (a)	1,652,379	1,420,264
Research and development expense	787,773	732,681
Total operating expenses	3,436,378	2,995,711

Operating income	408,313	215,546

Interest expense	(195,625)	(153,277)
Interest income	7,260	38,736
Equity in earnings of partnerships	22,156	(20,000)
Other expense, net	(5,458)	(25,737)

Income before income taxes	236,646	55,268
Income tax expense	86,830	27,760

Net income	$149,816	$27,508

Earnings per share:
Basic and diluted	$.03	$.01

Average shares outstanding:
Basic	5,303,083	5,196,903
Diluted	5,589,894	5,358,986

(a)	General and administrative expense includes $128,351 and $73,073 of non-cash stock option expense related to FAS 123(R) for the three-month period ended March 31, 2008 and 2007, respectively.

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IntriCon Corporation 2008 First-Quarter Results

April 24, 2008

IntriCon Corporation

Consolidated Condensed Balance Sheets

(Unaudited)

	March 31, 2008	December 31, 2007
	(unaudited)
Assets

Current assets

Cash	$1,511,202	$1,651,145

Restricted cash	75,463	72,231

Accounts receivable, less allowance for doubtful accounts of $255,000 at 2008 and $259,000 at 2007	9,634,764	8,408,149

Inventories	9,661,228	9,835,060

Refundable income taxes	37,945	28,297

Note receivable from sale of discontinued operations, less allowance of $225,000 at 2008 and 2007	—	75,000

Other current assets	728,874	775,206

Total current assets	21,649,476	20,845,088

Property, plant and equipment
Machinery and equipment	37,410,216	36,959,184

Less: accumulated depreciation	29,077,884	28,500,318

Net property, plant and equipment	8,332,332	8,458,866

Goodwill	8,266,438	8,238,020

Investment in partnerships	1,612,582	1,590,426

Other assets, net	1,499,601	1,543,127

	$41,360,429	$40,675,527

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IntriCon Corporation 2008 First-Quarter Results

April 24, 2008

IntriCon Corporation

Consolidated Condensed Balance Sheets

(Unaudited)

	March 31, 2008	December 31, 2007
	(unaudited)
Liabilities and Shareholders’ Equity

Current liabilities
Checks written in excess of cash	$813,366	$1,209,642
Current maturities of long-term debt	1,362,591	1,476,665
Accounts payable	3,933,011	3,965,914
Income taxes payable	73,021	74,549
Deferred gain on building sale	110,084	110,084
Short term partnership payable	260,000	260,000
Other accrued liabilities	3,343,710	4,382,755

Total current liabilities	9,895,783	11,479,609

Long term debt, less current maturities	8,918,464	6,963,410
Other post-retirement benefit obligations	776,181	816,532
Long term partnership payable	1,020,000	1,020,000
Note payable, net of current portion (Amecon)	259,360	259,360
Deferred income taxes	92,273	89,273
Accrued pension liability	650,031	624,517
Deferred gain on building sale	798,110	825,631
Total non-current liabilities	12,514,419	10,598,723

Total liabilities	22,410,202	22,078,332

Commitments and contingencies
Shareholders’ equity
Common shares, $1 par; 10,000,000 shares authorized; 5,825,308 and 5,813,491 shares issued; 5,309,554 and 5,297,737 outstanding	5,825,308	5,813,491
Additional paid-in capital	13,609,571	13,391,449
Retained earnings	1,027,549	877,733
Accumulated other comprehensive loss	(247,123)	(220,400)

Less: 515,754 common shares held in treasury, at cost	(1,265,078)	(1,265,078)

Total shareholders’ equity	18,950,227	18,597,195

	$41,360,429	$40,675,527

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